FINANCIAL GUARANTY INSURANCE COMPANY
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AUDITED FINANCIAL STATEMENTS


DECEMBER 31, 2001




         REPORT OF INDEPENDENT AUDITORS....................................    1
         BALANCE SHEETS....................................................    2
         STATEMENTS OF INCOME..............................................    3
         STATEMENTS OF STOCKHOLDER'S EQUITY................................    4
         STATEMENTS OF CASH FLOWS..........................................    5
         NOTES TO FINANCIAL STATEMENTS.....................................    6

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 2001 and 2000, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



/s/ KPMG LLP

February 15, 2002
New York, New York


--------------------------------------------------------------------------------------------------------------------
FINANCIAL GUARANTY INSURANCE COMPANY                                                                BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------------

($ in Thousands, except per share amounts)

                                                                            DECEMBER 31,                  DECEMBER 31,
ASSETS                                                                             2001                           2000

Fixed maturity securities, at fair value
   (amortized cost of $2,339,319 in 2001 and $2,391,948 in 2000)              $ 2,317,022                    $2,425,812
Preferred stock, at fair value (cost of $30,598 in 2001 and $25,446 in 2000)       29,888                        25,405
Short-term investments, at cost, which approximates fair value                    255,271                       123,932
Cash                                                                                  281                           991
Accrued investment income                                                          34,262                        37,055
Reinsurance recoverable                                                             9,640                         8,956
Prepaid reinsurance premiums                                                      130,298                       132,271
Deferred policy acquisition costs                                                  71,700                        68,430
Property and equipment, net of accumulated depreciation
   ($8,213 in 2001 and $8,015 in 2000)                                                428                           626
Prepaid expenses and other assets                                                   9,383                        12,539

        Total assets                                                          $ 2,858,173                    $2,836,017
                                                                               ==========                    ==========
LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums                                                            $    612,791                   $   581,385
Loss and loss adjustment expenses                                                  48,855                        46,707
Ceded reinsurance balances payable                                                  1,928                           600
Accounts payable and accrued expenses                                              18,037                        15,351
Current Federal income taxes payable                                               87,729                        77,092
Deferred Federal income taxes                                                      67,288                        85,220
Payable for securities purchased                                                   14,667                             -

        Total liabilities                                                         851,295                       806,355
                                                                                ---------                       -------
Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                                   15,000                        15,000
Additional paid-in capital                                                        383,511                       383,511
Accumulated other comprehensive income (loss), net of tax                         (14,932)                       23,120
Retained earnings                                                               1,623,299                     1,608,031
                                                                                ---------                     ---------
        Total stockholder's equity                                              2,006,878                     2,029,662
                                                                                ---------                     ---------
        Total liabilities and stockholder's equity                            $ 2,858,173                    $2,836,017
                                                                              ===========                    ==========

                       See accompanying notes to financial
                                  statements.





FINANCIAL GUARANTY INSURANCE COMPANY                                                            STATEMENTS OF INCOME
-----------------------------------------------------------------------------------------------------------------------

($ in Thousands)

                                                                         FOR THE YEAR ENDED DECEMBER 31,

                                                                  2001                    2000                   1999
REVENUES:

Gross premiums written                                           $154,627                 $102,323              $112,029
Ceded premiums written                                            (18,765)                 (18,182)              (14,988)
                                                                ---------               ----------              --------
     Net premiums written                                         135,862                   84,141                97,041
(Increase)/decrease in net unearned premiums                      (33,380)                  (4,058)               16,759
                                                                ---------               ----------              --------
     Net premiums earned                                          102,482                   80,083               113,800
Net investment income                                             124,992                  135,624               134,994
Net realized gains                                                 77,043                   21,929                32,878
                                                                ---------               ----------              --------
     Total revenues                                               304,517                  237,636               281,672
                                                                ---------               ----------              --------
EXPENSES:

Loss and loss adjustment expenses                                   1,752                    3,550               (11,185)
Underwriting expenses                                              25,201                   24,074                25,665
Policy acquisition costs deferred                                 (11,742)                  (8,096)               (7,198)
Amortization of deferred policy acquisition costs                   8,472                   11,396                16,392
                                                                ---------               ----------              --------
     Total expenses                                                23,683                   30,924                23,674
                                                                ---------               ----------              --------
Income before provision for Federal income taxes                  280,834                  206,712               257,998
                                                                ---------               ----------              --------
Federal income tax expense:
     Current                                                       63,011                   34,687                53,849
     Deferred                                                       2,555                    1,285                (1,857)
                                                                ---------               ----------              --------
     Total Federal income tax expense                              65,566                   35,972                51,992
                                                                ---------               ----------              --------
     Net income                                                  $215,268                 $170,740              $206,006
                                                                =========               ==========              ========







                       See accompanying notes to financial
                                  statements.


FINANCIAL GUARANTY INSURANCE COMPANY
                                                                                        STATEMENTS OF STOCKHOLDER'S EQUITY
------------------------------------------------------------------------------------------------------------------------------

($ in Thousands)
                                                                    ADDITIONAL  ACCUMULATED OTHER
                                                          COMMON     PAID-IN   COMPREHENSIVE INCOME   RETAINED
                                                          STOCK      CAPITAL   (LOSS), NET OF TAX    EARNINGS     TOTAL

Balance, December 31, 1998                                $15,000    $383,511          $91,922    $1,581,285      $2,071,718
Net income                                                      -           -                -       206,006         206,006
Other comprehensive income/(loss):
    Change in fixed maturity securities
    available-for-sale, net of tax benefit of $75,524           -           -         (140,259)            -        (140,259)
    Change in foreign currency translation adjustment,          -           -            1,650             -          1,650
   net of tax of $888
Total comprehensive income                                      -           -                -             -          67,397
Dividend declared                                               -           -                -      (100,000)       (100,000)
                                                        --------------------------------------------------------------------
Balance at December 31, 1999                               15,000     383,511          (46,687)    1,687,291       2,039,115
                                                        --------------------------------------------------------------------
Net income                                                      -           -                -       170,740         170,740
Other comprehensive income:
    Change in fixed maturity securities                                                 68,946             -          68,946
    available-for-sale, net of tax of $37,126                   -           -
    Change in foreign currency translation adjustment,          -           -              861                           861
     net of tax of  $464
Total comprehensive income                                      -           -                -             -         240,547
Dividend declared                                               -           -                -      (250,000)       (250,000)
                                                        --------------------------------------------------------------------
Balance at December 31, 2000                               15,000     383,511           23,120     1,608,031       2,029,662
                                                        --------------------------------------------------------------------

Net income                                                      -           -                -       215,268         215,268
Other comprehensive income:
    Change in fixed maturity securities                         -           -
    available-for-sale, net of tax benefit of $19,890                       -          (36,940)                      (36,940)
    available for sale, net of tax of $37,126
    Change in foreign currency translation adjustment,          -           -           (1,112)                       (1,112)
    net of tax  benefit of $599

Total comprehensive income                                      -           -                                        177,216
Dividend declared                                               -           -                -      (200,000)       (200,000)
                                                        --------------------------------------------------------------------
Balance at December 31, 2001                              $15,000    $383,511         ($14,932)   $1,623,299      $2,006,878
                                                        ====================================================================



      See accompanying notes to financial statements.



FINANCIAL GUARANTY INSURANCE COMPANY                                                         STATEMENTS OF CASH FLOWS
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($ in Thousands)

                                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                             2001                 2000          1999
OPERATING ACTIVITIES:

Net income                                                                 $ 215,268           $170,740        $206,006
  Adjustments to reconcile net income
     to net cash provided by operating activities:
  Amortization of deferred policy acquisition costs                            8,472             11,396          16,392
  Policy acquisition costs deferred                                          (11,742)            (8,096)         (7,198)
  Net realized gains on investments                                          (77,043)           (21,929)        (32,878)
  Change in unearned premiums                                                 31,406              2,455         (31,252)
  Change in loss and loss adjustment expenses                                  2,148              1,506         (14,648)
  Depreciation of property and equipment                                         198                341             835
  Change in reinsurance recoverable                                             (684)              (838)             (3)
  Change in prepaid reinsurance premiums                                       1,973              1,603          14,492
  Change in accrued investment income, and prepaid
       expenses and other assets                                               5,949              5,755          (4,264)
  Change in ceded reinsurance balances payable, and accounts
payable and accrued expenses                                                   4,014             (2,624)         (6,318)
  Deferred Federal income taxes                                                2,555              1,285          (1,857)
  Amortization of fixed maturity securities                                    5,320              4,494           4,674
  Change in current Federal income taxes payable                              10,637             14,911          (7,361)
                                                                        ------------            -------         -------

Net cash provided by operating activities                                    198,471            180,999         136,620
                                                                        ------------            -------         -------
INVESTING ACTIVITIES:

Sales and maturities of fixed maturity securities                          2,106,761            988,931         887,520
Purchases of fixed maturity securities                                    (1,989,270)          (910,707)       (814,153)
Purchases, sales and maturities of short-term investments, net              (131,339)            (9,156)        (84,381)
Payable for securities purchased                                              14,667                  -               -
                                                                        ------------            -------         -------
Net cash provided by (used in) investing activities                              819             69,068         (11,014)
                                                                        ------------            -------         -------

FINANCING ACTIVITIES:

Dividends paid                                                              (200,000)          (250,000)       (125,000)
Net cash used in financing activities                                       (200,000)          (250,000)       (125,000)
                                                                        ------------            -------         -------
(Decrease) increase in cash                                                     (710)                67            606
Cash at beginning of year                                                        991                924            318
                                                                        ------------            -------         ------
Cash at end of year                                                      $        281       $        991    $      924
                                                                        =============           ========        ======



                       See accompanying notes to financial
                                  statements.

FINANCIAL GUARANTY INSURANCE COMPANY            NOTES TO FINANCIAL STATEMENTS
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(1)      BUSINESS

         Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent was owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") until late 2001 when it became a wholly-owned subsidiary. The Company provides financial guarantee insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

         The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      SIGNIFICANT ACCOUNTING POLICIES

         The accompanying financial statements have been prepared on the basis of GAAP which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). Significant accounting policies are as follows:

         INVESTMENTS

         Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of accumulated other comprehensive income, net of applicable income taxes. Short-term investments are carried at cost, which approximates fair value.

         Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

FINANCIAL GUARANTY INSURANCE COMPANY              NOTES TO FINANCIAL STATEMENTS
                                                 (CONTINUED)
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         PREMIUM REVENUE RECOGNITION

         Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Ceded premiums are earned in the same manner. Financial guarantee insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

         POLICY ACQUISITION COSTS

         Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

         LOSS AND LOSS ADJUSTMENT EXPENSES

         Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $48.9 and $46.7 million at December 31, 2001 and 2000, respectively. As of December 31, 2001 and 2000, such reserves included $36.2 million of reserves, established based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 2001 and 2000, discounted case-basis loss and loss adjustment expense reserves were $12.7 million and $10.5 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 5.7% in 2001 and 5.3% in 2000. The amount of the discount at December 31, 2001 and 2000 was $5.9 million and $6.1 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

         INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale; premium revenue recognition; deferred acquisition costs; discount on loss and loss adjustment reserves and portfolio loss reserves; AMT credit carry forwards; profit commission; and the rate differential on tax and loss bonds. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

FINANCIAL GUARANTY INSURANCE COMPANY              NOTES TO FINANCIAL STATEMENTS
                                                  (CONTINUED)
--------------------------------------------------------------------------------

         Financial guarantee insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

         PROPERTY AND EQUIPMENT

         Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

         FOREIGN CURRENCY TRANSLATION

         The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are their local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 2001 and 2000 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss gain (loss) at December 31, 2001 and 2000 was ($47,000) and $1,159,000, respectively, net of tax, (expense) benefit of $25,000 and ($624,000), respectively, and is reported as a separate component or accumulated other comprehensive income in the statement of stockholder's equity.

         NEW ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board ("FASB") issued and then subsequently amended Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for Financial Guaranty Insurance Company on
         January 1, 2001. Upon adoption of SFAS No. 133, all derivative instruments (including certain derivative instruments embedded in other contracts) are to be recognized in the balance sheet at their fair values; changes in such fair values must be recognized immediately in earnings unless specific hedging criteria are met. Management has determined that at January 1, 2001, there was no effect on the Company's financial statements related to the adoption of SFAS 133.

FINANCIAL GUARANTY INSURANCE COMPANY             NOTES TO FINANCIAL STATEMENTS
                                                (CONTINUED)
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(3)      STATUTORY ACCOUNTING PRACTICES

         The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The National Association of Insurance Commissioners ("NAIC") has approved the codification project ("Codification") effective January 1, 2001 and the State of New York - the Company's state of domicile - has adopted certain but not all provisions of Codification.

         The Company has assessed the impact of Codification as adopted by its state of domicile (New York) on its statutory financial statements and it had no material effect on statutory capital and surplus. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

               (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;

               (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

               (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

                  (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
                  (e) Federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
                  (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as Federal income tax payments;
                  (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP;

               (h) profit commissions are recognized as received while under GAAP management's best estimate of the Company's ultimate recoverable is accrued; and

               (i) case reserves are discounted at the average investment portfolio yield for statutory purposes and at the risk free rate under GAAP.

FINANCIAL GUARANTY INSURANCE COMPANY              NOTES TO FINANCIAL STATEMENTS
                                                  (CONTINUED)
--------------------------------------------------------------------------------

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below (in thousands):

                                                                               YEARS ENDED DECEMBER 31,

                                                            2001                      2000                       1999
                                                -----------------------------------------------------------------------------------
                                                 NET       STOCKHOLDER'S       NET      STOCKHOLDER'S        NET      STOCKHOLDER'S
                                               INCOME           EQUITY       INCOME          EQUITY        INCOME        EQUITY

GAAP basis amount                              $215,268       $2,006,878    $170,740      $2,029,662    $206,006       $2,039,115

Premium revenue recognition                      (6,443)        (211,417)    (10,415)       (204,974)        596         (194,559)

Deferral of acquisition costs                    (3,270)         (71,700)      3,300         (68,430)      9,194          (71,730)

Contingency reserve                                   -         (937,680)          -        (823,570)          -         (721,427)

Contingency reserve tax deduction (see Note 2)        -           95,008           -          74,059           -           74,059

Non-admitted assets                                                 (439)          -            (592)          -             (806)

Case basis loss reserves                           (397)            (595)      1,023            (198)     (1,294)          (1,221)

Portfolio loss reserves                               -           28,700       2,800          28,700      (7,000)          25,900

Deferral of income taxes                          2,555           75,220       1,285          73,195      (1,857)          71,551

Unrealized (gains) losses on fixed maturity
securities net of tax                                 -           14,885           -         (21,985)          -           46,962

Recognition of profit commission                   (820)          (8,220)       (256)         (7,399)     (1,092)          (7,143)

Unauthorized reinsurance                             -               (16)          -             (87)          -              (87)

Allocation of tax benefits due to
Parent's net operating loss to the
Company                                               -           11,385         292          11,385         (76)          11,093
                                                ---------------------------------------------------------------------------------
Statutory basis amount                         $206,893       $1,002,009    $168,769      $1,089,766    $204,477       $1,271,707
                                                =================================================================================

FINANCIAL GUARANTY INSURANCE COMPANY             NOTES TO FINANCIAL STATEMENTS
                                                (CONTINUED)
--------------------------------------------------------------------------------


4)       INVESTMENTS

         Investments in fixed maturity securities carried at fair value of $3.5 million and $3.6 million as of December 31, 2001 and 2000, respectively, were on deposit with various regulatory authorities as required by law.

         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities and preferred stock classified as available-for-sale are as follows (in thousands) as of December 31:

                                                                      GROSS                 GROSS
                                                                    UNREALIZED            UNREALIZED
                                               AMORTIZED             HOLDING               HOLDING                FAIR
         2001                                    COST                 GAINS                 LOSSES                VALUE
         Obligations of states and political
           subdivisions                          $2,239,824           $  8,880               $31,675              $2,217,029
         U.S. Treasury securities and
           obligations of U.S. government
           corporations and agencies                  3,404                373                     -                   3,777
         Debt securities issued by foreign
           governments                               49,702                429                     -                  50,131
         Preferred stock                             30,598                 -                    710                  29,888
         Other                                       46,389                 19                   323                  46,085
                                                ----------------------------------------------------------------------------
         Investments available-for-sale           2,369,917              9,701                32,708               2,346,910
         Short-term investments                     255,271                   -                    -                 255,271
                                                ----------------------------------------------------------------------------
         Total                                   $2,625,188           $  9,701               $32,708              $2,602,181
                                                ============================================================================

                                                                      GROSS                 GROSS
                                                                    UNREALIZED            UNREALIZED
                                               AMORTIZED             HOLDING               HOLDING                FAIR
         2000                                    COST                 GAINS                 LOSSES                VALUE
         Obligations of states and political
           subdivisions                          $2,292,794           $42,841               $10,282               $2,325,353
         U.S. Treasury securities and
           obligations of U.S. government
           corporations and agencies                 34,316               504                   159                   34,661
         Debt securities issued by foreign
           governments                               44,146             1,109                   118                   45,137
         Preferred stock                             25,446                 -                    41                   25,405
         Other                                       20,692                 -                    31                   20,661
                                                ----------------------------------------------------------------------------
         Investments available-for-sale           2,417,394            44,454                10,631                2,451,217
         Short-term investments                     123,932                 -                     -                  123,932
                                                ----------------------------------------------------------------------------
         Total                                   $2,541,326           $44,454               $10,631               $2,575,149
                                                ============================================================================

FINANCIAL GUARANTY INSURANCE COMPANY            NOTES TO FINANCIAL STATEMENTS
                                                (CONTINUED)
-------------------------------------------------------------------------------

         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 2001, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                  AMORTIZED            FAIR
                                                      COST            VALUE

Due in one year or less                           $    255,306     $    255,306
Due after one year through five years                  226,851          227,411
Due after five years through ten years                 454,540          452,215
Due after ten years through twenty years             1,525,821        1,509,056
Due after twenty years                                 162,670          158,193
                                                -------------------------------
                                     Total       $   2,625,188      $ 2,602,181
                                                ===============================

         In 2001, 2000 and 1999, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $2,106.7 million, $988.9 million, and $887.5 million, respectively. For 2001, 2000 and 1999 gross gains of $78.4 million, $22.7 million, and $35.1 million respectively, and gross losses of $1.4 million, $0.8 million, and $2.2 million respectively, were realized on such sales.

FINANCIAL GUARANTY INSURANCE COMPANY              NOTES TO FINANCIAL STATEMENTS
                                                  (CONTINUED)
--------------------------------------------------------------------------------
         Net investment income of the Company is derived from the following sources (in thousands):


                                                    YEAR ENDED DECEMBER 31,
                                             2001        2000            1999

 Income from fixed maturity securities     $120,162    $120,926        $130,402
 Income from short-term investments           5,838      15,734           5,564

 Total investment income                     126,000    136,660         135,966
 Investment expenses                          (1,008)    (1,036)           (972

 Net investment income                      $124,992   $135,624        $134,994

 As of December 31, 2001, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following exposures by state:

                                                  FAIR VALUE
                                New York                   $ 292,845
                                Texas                        239,936
                                Illinois                     191,374
                                Michigan                      97,163
                                Massachussetts                91,818
                                California                    84,279
                                Colorado                      82,784
                                Florida                       79,739
                                Washington                    75,612
                                Ohio                          72,229
                                                           1,307,779
                                All other                  1,039,131
                                                          $2,346,910


 (5)     INCOME TAXES

         The Company files its Federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under the tax sharing agreement with GE Capital, tax is allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent.

         The Company's effective Federal corporate tax rate (23.3 percent in 2001, 17.4 percent in 2000, and 20.2 percent in 1999) is less than the corporate tax rate on ordinary income of 35 percent in 2001, 2000 and 1999, primarily due to tax exempt interest on municipal investments.

FINANCIAL GUARANTY INSURANCE COMPANY               NOTES TO FINANCIAL STATEMENTS
                                                   (CONTINUED)
--------------------------------------------------------------------------------

         The following is a reconciliation of Federal income taxes computed at the statutory rate and the provision for Federal income taxes (in thousands):
                                                      YEAR ENDED DECEMBER 31,
                                           2001       2000              1999
Income taxes computed on income
  before provision for Federal
  income taxes, at the statutory rate     $98,292   $72,349            $90,299

Tax effect of:
  Tax-exempt interest                     (32,730)  (32,428)           (34,914)
  Other, net                                    4    (3,949)            (3,393)
                                        --------------------------------------
Provision for income taxes                $65,566   $35,972            $51,992
                                        ======================================

         The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2001 and 2000 are presented below (in thousands):

                                                          2001         2000
        Deferred tax assets:
             Unrealized losses on fixed maturity
             securities, available-for-sale               $8,015       $    -
             Loss and loss adjustment expense reserves     9,976        9,618
             AMT credit carry forward                      3,456        3,456
             Other                                           903        2,020

        Total gross deferred tax assets                   22,350       15,094
                                                        ---------------------
        Deferred tax liabilities:
             Unrealized gains on fixed maturity
             securities, available-for-sale                    -       11,838
             Deferred acquisition costs                   25,095       23,951
             Premium revenue recognition                  49,709       48,848
             Rate differential on tax and loss bonds       9,454        9,454
             Profit commission                             2,877        2,590
             Other                                         2,503        3,633
                                                        ---------------------
        Total gross deferred tax liabilities              89,638      100,314
                                                        ---------------------
        Net deferred tax liability                       $67,288      $85,220
                                                        =====================

         Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2001 and 2000. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

         Total Federal income tax payments during 2001, 2000 and 1999 were $38.3 million, $22.6 million, and $60.4 million, respectively.

FINANCIAL GUARANTY INSURANCE COMPANY               NOTES TO FINANCIAL STATEMENTS
                                                   (CONTINUED)
--------------------------------------------------------------------------------

(6)      REINSURANCE

         The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates  the  financial  condition  of its  reinsurers  and  monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $67.3 million at December 31, 2001 that can be drawn on in the event of default.

         Net premiums earned are presented net of ceded earned premiums of $20.6 million, $19.8 million and $29.5 million for the years ended December 31, 2001, 2000 and 1999, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.7 million, $1.9 million and $0.2 million for the years ended December 31, 2001, 2000 and 1999, respectively. At December 31, 2001 and 2000 ceded case reserves were $2.1 million and $1.4 million, respectively. Ceded portfolio reserves were $7.5 million at December 31, 2001 and 2000.

         In accordance with amendments to existing reinsurance agreements, the Company received additional ceding commission income of $3.3 million and $6.2 million in 2000 and 1999, respectively, from the reinsurers. In addition, the Company bought back $4.8 million and $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer in 2001 and 1999, respectively.

(7)      LOSS AND LOSS ADJUSTMENT EXPENSES
         Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                             YEAR ENDED DECEMBER 31,
                                   --------------------------- --------------
                                       2001         2000           1999
                                   --------------------------- --------------

Balance at January 1                   $46,707      $45,201        $59,849
   Less reinsurance recoverable         (8,956)      (8,118)        (8,115)
                                        ----------------------------------
Net balance at January 1                37,751       37,083         51,734
                                        ----------------------------------
Incurred related to:
   Current year                              -          119          2,407
   Prior years                           1,752          631         (6,592)
   Portfolio reserves                          -      2,800         (7,000)
                                        ----------------------------------
Total incurred                           1,752        3,550        (11,185)
                                        ----------------------------------
   Paid related to:
   Current year                              -           (6)             -
   Prior years                            (288)      (2,876)        (3,466)
                                        ----------------------------------
Total paid                                (288)      (2,882)        (3,466)
                                        ----------------------------------
Net balance at December 31              39,215       37,751         37,083
   Plus reinsurance recoverable          9,640        8,956          8,118
                                        ----------------------------------
Balance at December 31                 $48,855      $46,707        $45,201
                                        ==================================

FINANCIAL GUARANTY INSURANCE COMPANY               NOTES TO FINANCIAL STATEMENTS
                                                    (CONTINUED)
-------------------------------------------------------------------------------
         The changes in incurred portfolio and case reserves principally relates to losses incurred in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Due to improvements on specific credits, items were removed from the credit watchlist causing a reduction in the portfolio loss reserves.

         (8)      RELATED PARTY TRANSACTIONS

         The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $1.2 million, $1.3 million and $2.6 million in expenses were incurred in 2001, 2000 and 1999 respectively, related to such transactions.

         The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.1 million in 2001, $0.3 million in 2000, and $0.4 million in 1999. As of December 31, 2001, par outstanding on these deals before reinsurance was $30.1 million.

         The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 2001, 2000 and 1999.

(9)      COMPENSATION PLANS

         Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.7 million, $2.5 million and $2.6 million in 2001, 2000 and 1999, respectively.

(10)     DIVIDENDS

         Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $72.5 million in 2001 and 2000, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the State of New York Insurance Department. At December 31, 2001 no dividends are payable without prior approval of the State of New York Insurance Department.

         During 2001 and 2000, the Company declared dividends of $200.0 million and $250.0 million, respectively. The $200 million in dividends declared in 2001 were approved by the State of New York Insurance Department as an extraordinary dividend. Of the $250 million in dividends declared in 2000, $200 million was approved by the State of New York Insurance Department as an extraordinary dividend.

FINANCIAL GUARANTY INSURANCE COMPANY               NOTES TO FINANCIAL STATEMENTS
                                                  (CONTINUED)
-------------------------------------------------------------------------------

(11)     FINANCIAL INSTRUMENTS

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

         Fixed Maturity Securities and Preferred Stock: Fair values for fixed maturity securities and preferred stock are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities and preferred stock are included in the balance sheets and in Note 4.

         Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

         Cash, Accrued Investment Income, Prepaid Expenses and Other Assets, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at December 31, 2001 and 2000 are as follows (in thousands):


                                                              2001                              2000
                                                  CARRYING           FAIR            CARRYING           FAIR
                                                   AMOUNT           VALUE                AMOUNT        VALUE
         Financial Assets

            Cash
               On hand and in demand accounts   $        281     $        281      $        991     $         991
            Short-term investments              $    255,271     $    255,271      $    123,932     $     123,932
            Fixed maturity securities             $2,317,022       $2,317,022        $2,425,812        $2,425,812
           Preferred  stock                         $ 29,888        $  29,888         $  25,405         $  25,405

          Financial Guarantees: The carrying value of the Company's financial guarantees is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guarantees are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows (5% discount rate at December 31, 2001 and 2000) considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guarantees range between $449.6 million and $494.7 million compared to a carrying value of $450.0 million as of December 31, 2001 and between $367.4 million and $400.7 million compared to a carrying value of $418.4 million as of December 31, 2000.

         As of  December  31,  2001 and 2000,  the net  present  value of future
         installment   premiums   was   $105.7   million   and  $80.7   million,
         respectively, discounted at 5% at December 31, 2001 and 2000.

FINANCIAL GUARANTY INSURANCE COMPANY              NOTES TO FINANCIAL STATEMENTS
                                                   (CONTINUED)
--------------------------------------------------------------------------------

         CONCENTRATIONS OF CREDIT RISK

         The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

         In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

         As of December 31, 2001, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $173.8 billion, net of reinsurance of $40.1 billion. The Company's insured portfolio as of December 31, 2000 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

         As of December 31, 2001, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):
                                                                     NET
                                                                  PRINCIPAL
                                                                OUTSTANDING
         Municipal:
           General obligation                                     $  79,518
           Special revenue                                           75,163
           Industrial revenue                                           233
           Non-municipal                                             18,920
         Total                                                     $173,834

         As of December 31, 2001, the composition of principal exposure ceded to reinsurers was as follows (in millions):
                                                                   CEDED
                                                                  PRINCIPAL
                                                                OUTSTANDING
         Reinsurer:
           Ace Guarantee Re, Inc.                                   $12,957
           Radian Reinsurance Company                                 8,551
          Axa Re Finance                                              5,290
          American Re-Insurance Company                               4,539
           Other                                                      8,772
             Total                                                  $40,109

         The Company did not have recoverables in excess of 3% of equity from any single reinsurer.

         The  Company's  gross  and net  exposure  outstanding,  which  includes
         principal  and  interest,   was  $371.8  billion  and  $297.5  billion,
         respectively, as of December 31, 2001.
                                      -18-

FINANCIAL GUARANTY INSURANCE COMPANY              NOTES TO FINANCIAL STATEMENTS
                                                (CONTINUED)
--------------------------------------------------------------------------------

         The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 2001 by state, net of reinsurance, was as follows (in millions):
                                                                    NET
                                                                  PRINCIPAL
                                                                 OUTSTANDING

         California                                                $18,651
         New York                                                   16,279
         Pensylvania                                                14,413
         Florida                                                    14,247
         Illinois                                                   12,205
         Texas                                                       8,885
         Michigan                                                    6,991
         New Jersey                                                  6,261
         Ohio                                                        4,632
         Washington                                                  4,489

         Sub-total                                                 107,053
         Other states                                               66,500
         International                                                 281

         Total                                                    $173,834


(12)     COMMITMENTS

         Total rent expense was $2.2 million, $2.4 million and $2.6 million in 2001, 2000 and 1999, respectively. The minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

         YEAR                                                    AMOUNT

        2002                                                    $ 3,644
        2003                                                      3,644
        2004                                                      3,644
        2005                                                      3,644
        2006                                                      3,644

        Total minimum future rental payments                    $18,220

FINANCIAL GUARANTY INSURANCE COMPANY               NOTES TO FINANCIAL STATEMENTS
                                                   (CONTINUED)
--------------------------------------------------------------------------------

(13)     COMPREHENSIVE INCOME

         Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and
         (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

         The following are the reclassification adjustments (in thousands) for the years ended December 31, 2001, 2000 and 1999:

                                                                  2001
                                        ---------------------------------------------------------
                                          Before Tax                 Tax              Net of Tax
                                            Amount                 Expense              Amount

nrealized holding gains arising
  during the period                         $ 20,213              $ (7,075)             $ 13,138
ess: reclassification adjustment for
  gains realized in net income               (77,043)               26,965               (50,078)
                                        --------------------------------------------------------
nrealized losses on investments             $(56,830)              $19,890              $(36,940)
                                        ========================================================

                                                                 2000
                                        --------------------------------------------------------
                                          Before Tax                 Tax              Net of Tax
                                            Amount                 Expense              Amount

 Unrealized holding gains arising
   during the period                       $ 128,001             $ (44,801)             $ 83,200
Less: reclassification adjustment for
   gains realized in net income              (21,929)                7,675               (14,254)
                                        --------------------------------------------------------
Unrealized gains on investments             $106,072              $(37,126)              $68,946
                                        ========================================================


                                                                 1999
                                        --------------------------------------------------------
                                          Before Tax                 Tax              Net of Tax
                                            Amount                 Expense              Amount

Unrealized holding losses arising
   during the period                       $(182,905)              $64,017             $(118,888)
Less: reclassification adjustment for
   gains realized in net income              (32,878)               11,507               (21,371)
                                        --------------------------------------------------------
Unrealized losses on investments           $(215,783)              $75,524             $(140,259)
                                        ========================================================






                        -20-